CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference of our report dated February 12, 2001, relating to the financial statements of The Bank of Georgia in the Registration Statement on Form SB-2 and prospectus, and to the reference to our firm therein under the caption "Experts".


                                                 /s/ABBOTT, JORDAN & KOON, LLC






Atlanta, Georgia
January 30, 2002